EXHIBIT 10.27

   Confidential  Materials  omitted  and   filed  separately  with   the
   Securities and Exchange Commission.  Asterisks denote omissions.

   OPERATING AGREEMENT

        This Agreement is entered into as of October 19, 1998 (the "Effective Date") among Spyglass, Inc., a Delaware corporation having a principal place of business at 1240 E. Diehl Road, 4th Floor, Naperville, IL 60563 ("Spyglass"), Spyglass DSIC, Inc., a Delaware corporation having a principal place of business at 1240 E. Diehl Road, 4th Floor, Naperville, IL 60563 (the "Subsidiary"), and General Instrument Corporation, a Delaware corporation having a place of business at 101 Tournament Drive, Horsham, Pennsylvania 19044 ("GI").
    Spyglass, the Subsidiary and GI are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties."

        WHEREAS, contemporaneously with the execution of this Agreement, the Company and the Purchaser are entering into a Digital Software Integration Center Sourcing Agreement (the "Sourcing Agreement");

        WHEREAS, contemporaneously with the execution of this Agreement, the Company has organized the Subsidiary for the purpose of operating and managing a Digital Software Integration Center in accordance with the terms of the Sourcing Agreement:

        WHEREAS, Spyglass, the Subsidiary and GI desire to enter into this Agreement for the purpose of establishing certain rights and obligations with respect to the Subsidiary;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Spyglass, the Subsidiary and GI, each intending to be legally bound, hereby agree as follows:

        1.   Organization of Subsidiary.

             1.1 Spyglass organized the Subsidiary as a Delaware corporation on October 14, 1998. The Subsidiary has engaged in no activities to date other than routine matters incident to its organization.

             1.2 The Certificate of Incorporation and By-laws of the Subsidiary are attached hereto as Exhibit A and Exhibit B, respectively. The Board of Directors of the Subsidiary consists of Douglas P. Colbeth and Gary Vilchick.

             1.3  Promptly following  the execution  of this  Agreement,
   (a) the Subsidiary shall issue and sell, and Spyglass shall purchase, 900 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Subsidiary for a purchase price of *** per share, and

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             Confidential Materials  omitted and  filed separately  with the Securities and Exchange Commission.  Asterisks denote omissions.

             (b) the Subsidiary shall issue and sell, and GI shall purchase, 100 shares of Common Stock of the Subsidiary for a purchase price of *** per share.

             1.4 Each of Spyglass and GI represents as follows with respect to its purchase of Common Stock of the Subsidiary:

                  (a) It is purchasing such shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                  (b) It understands that (i) such shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and (ii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  (c) Legends substantially in the following form will be placed on the certificate representing such shares:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

             "The shares represented by this certificate are subject to restrictions on transfer and a purchase option set forth in an agreement between Spyglass, Inc. and certain other parties dated October 19, 1998, a copy of which is available upon request to the Secretary of Spyglass, Inc."

        2.   Operation of Subsidiary.

             2.1 The Subsidiary shall not engage in any activities, shall not acquire any assets, shall not incur any liabilities and shall not hire any personnel except for the specific purpose of performing services for GI under the Sourcing Agreement and otherwise in accordance with the terms of the Sourcing Agreement.
   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

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             2.2  Without  limiting  the   restrictions  set  forth   in
   Section 2.1, the Subsidiary shall not, without the prior written consent of both Spyglass and GI, take any of the following actions:
                  (a) amend its Certificate of Incorporation or By-laws;

                  (b) issue any shares of capital stock, or any other securities exercisable for, convertible into or exchangeable for any shares of capital stock of the Subsidiary;

                  (c)  declare or pay any dividends or distributions  on
   its  outstanding  Common  Stock   or  repurchase  or  reacquire   any
   outstanding shares of its Common Stock;

                  (d) merge with or into or consolidate with any other entity, or sell or otherwise dispose of all or substantially all of its properties or assets to any other entity; or

                  (e)  voluntarily liquidate or dissolve.

             2.3 The Subsidiary will operate its business in compliance with all laws, rules and regulations applicable to the Subsidiary and its business.

        3. Purchase Option. GI shall have an option (the "Purchase Option") to purchase, for cash, all (but not less than all) of the shares of Common Stock of the Subsidiary owned by Spyglass, upon the terms and conditions set forth in this Section 3.

             3.1  Term of the Purchase Option.

                  (a)  The Purchase Option shall become exercisable upon
   the earliest to occur of the following dates: (i) ***, provided that if GI elects to extend, pursuant to the terms of the Sourcing Agreement, the expiration of the Sourcing Agreement from October 31, 2001 to October 31, 2002, the Purchase Option shall instead become exercisable on ***; (ii) the date on which the Sourcing Agreement is terminated by GI pursuant to Section 11.3 of the Sourcing Agreement; and (iii) the date on which a Spyglass Change in Control (as defined below) occurs. If the Purchase Option becomes exercisable pursuant to clause (i) of this Section 3.1(a), the Purchase Option shall continue in effect until April 30, 2001 or (if GI elects to extend, pursuant to the terms of the Sourcing Agreement, the expiration of the Sourcing Agreement from October 31, 2001 to October 31, 2002) April 30, 2002. If the Purchase Option becomes exercisable pursuant to clauses (ii) or (iii) of this Section 3.1(a), the Purchase Option shall continue in effect through and including the date that is six months after the date on which the Purchase Option became exercisable. The period during which the Purchase Option is exercisable shall be referred to in this Agreement as the "Option Term."

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        Confidential Materials  omitted and  filed  separately
   with the  Securities  and  Exchange  Commission.    Asterisks  denote
   omissions.

                  (b) For purposes of this Agreement, a "Spyglass Change in Control" shall mean the consummation of (i) a merger, consolidation, reorganization, recapitalization or tender offer involving Spyglass, immediately following which the individuals and entities who were the beneficial owners of the Common Stock of Spyglass immediately prior to such transaction beneficially own, directly or indirectly, less than 60% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of Spyglass or the resulting or acquiring corporation in such transaction, (ii) the sale of all or substantially all of the assets of Spyglass, or (iii) the acquisition by any of the companies listed on Exhibit C attached hereto of beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of shares of common stock of Spyglass representing 20% or more of the outstanding common stock of Spyglass.

             3.2 Purchase Price. The purchase price to be paid by GI to Spyglass for the shares of Common Stock of the Subsidiary owned by Spyglass (the "Purchase Price") shall be *** of the fair market value of the Subsidiary as of the date on which GI delivers the Exercise Notice (as defined in Section 3.3(a) below) to Spyglass (the "Fair Market Value"), to be determined as follows:

                  (a) Upon the delivery by GI of an Exercise Notice to Spyglass, GI and Spyglass shall commence discussions regarding, and shall use good faith efforts to agree upon, the Fair Market Value. If GI and Spyglass reach such an agreement, they shall execute a written instrument setting forth the agreed-upon Fair Market Value.

                  (b) If GI and Spyglass do not agree upon the Fair Market Value within 30 days after the date (the "Exercise Date") on which GI delivers the Exercise Notice to Spyglass, then:

                       (i) The Fair Market Value shall be the average of the estimates, by each of three investment banking firms selected in accordance with this Section 3.2(b) (the "Investment Banks"), of the Fair Market Value.

                       (ii) GI and Spyglass shall each select, within 45 days of the Exercise Date, one Investment Bank, and shall deliver notice to each other of the Investment Bank so selected. Neither GI nor Spyglass may select an Investment Bank after such Party has received notice that such Investment Bank has been selected by the other Party. Spyglass and GI shall cause the Investment Banks

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   selected by them to together select a third Investment Bank no  later than 30 days following the Exercise Date.

                       (iii)     Promptly following the selection of the
   third Investment Bank, GI and Spyglass shall jointly engage the three Investment Banks to make a written estimate of the fair market value of the Subsidiary as of the Exercise Date (without applying any discount due to a lack of a public trading market for the Common Stock of the Subsidiary), and to deliver to each of GI and Spyglass, as soon as practicable, but in any event no later than 75 days following the Exercise Date, a written valuation report stating the estimated fair market value of the Subsidiary and setting forth in reasonable detail the methodology by which such estimate was determined. The valuation estimates by each Investment Bank shall take into account such factors as such Investment Bank, in its reasonable discretion, deems relevant, which factors may include the valuations of comparable privately or publicly held companies and the estimated value of the equity of the Subsidiary in a private equity financing, an initial public offering, and/or an acquisition of the entire company. The valuation estimates prepared by the Investment Banks shall be binding upon both GI and Spyglass and neither GI nor Spyglass may dispute the fair market value estimates or the methodologies used in arriving at such estimates.

                       (iv) GI shall pay the fees and expenses of the Investment Bank selected by it; Spyglass shall pay the fees and expenses of the Investment Bank selected by it; and GI and Spyglass shall each pay one-half of the fees and expenses of the third Investment Bank.

             3.3  Exercise Procedure.

                  (a) To exercise the Purchase Option, GI must deliver a written notice to Spyglass (the "Exercise Notice") which states GI's election to exercise the Purchase Option and specifies a closing date for the exercise of the Purchase Option (the "Closing Date"), which date shall be no earlier than 60 days and no later than 90 days after the Exercise Date; provided that if the Purchase Option becomes exercisable pursuant to clause (i) of Section 3.1(a), the Closing Date specified shall be the expiration date of the Sourcing Agreement. The Exercise Notice must be delivered by GI to Spyglass during the Option Term (although the Closing Date may occur after the expiration of the Option Term, subject to the time limits in the preceding sentence). If GI does not deliver an Exercise Notice to Spyglass prior to the expiration of the Option Term, the Purchase Option shall expire. GI shall be under no obligation to exercise the Purchase Option. GI's delivery of an Exercise Notice shall be deemed an irrevocable commitment to purchase the shares of Common Stock of the Subsidiary owned by Spyglass, subject to the terms and conditions set forth in this Section 3.


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                  (b)  On the Closing Date,  subject to compliance  with
   all applicable laws and regulations (including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976):

                       (i)  Spyglass shall  deliver to  GI: (A)  one  or
   more stock certificates representing the shares of Common Stock of the Subsidiary owned by Spyglass, duly endorsed in blank or accompanied by duly executed stock powers; (B) a certificate of the Secretary of Spyglass certifying that Spyglass is the record and beneficial owner of such shares of Common Stock, and that such shares are not subject to any lien, pledge, security interest or other encumbrance; and (C) a certificate of the Secretary of State of the State of Delaware certifying as to the legal existence and good standing of both the Subsidiary and Spyglass; and

                       (ii) GI shall: (A) pay to Spyglass the amount of the Purchase Price, by a wire transfer of immediately available funds to an account designated by Spyglass; and (B) deliver to Spyglass a certificate of the Secretary of State of the State of Delaware certifying as to the legal existence and good standing of GI.

                  (c) If on the scheduled Closing Date the consummation of the purchase and sale of the shares of Common Stock of the Subsidiary owned by Spyglass cannot take place because the Purchase Price has not yet been determined or because a legal requirement for the consummation of such purchase and sale has not yet been satisfied, the scheduled Closing Date shall be deferred until a mutually agreeable later date. If such purchase and sale has not been consummated by the date 120 days following the Exercise Date (or, if the Purchase Option became exercisable pursuant to clause (i) of Section 3.1(a), by the date 30 days following the scheduled Closing Date), then either GI or Spyglass shall have the right to cancel such pending purchase and sale; provided that neither GI nor Spyglass may cancel such pending purchase and sale if the failure to consummate such purchase and sale results primarily from a breach by such Party of any provision contained in this Agreement or a failure by such Party to use good faith efforts to effect the consummation of such purchase and sale.

             3.4  Restrictions on Transfer.

                  (a) Until such time as the Purchase Option has expired unexercised, Spyglass shall not sell, transfer or otherwise dispose of, and shall not pledge or otherwise encumber, any of the shares of Common Stock of the Subsidiary owned by Spyglass, and no such pledge or encumbrance currently exists. Notwithstanding the foregoing sentence, Spyglass may transfer its shares of Common Stock of the Subsidiary to a wholly-owned subsidiary of Spyglass, provided such subsidiary delivers a written notice to GI agreeing to be bound

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
   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   by the terms and conditions of this Agreement with respect to such shares of the Subsidiary.

                  (b) Until such time as the Purchase Option has expired unexercised, GI shall not sell, transfer or otherwise dispose of, and shall not pledge or otherwise encumber, any of the shares of Common Stock of the Subsidiary owned by GI, and no such pledge or encumbrance currently exists. Notwithstanding the foregoing sentence, GI may transfer its shares of Common Stock of the Subsidiary to a wholly-owned subsidiary of GI, provided such subsidiary delivers a written notice to Spyglass agreeing to be bound by the terms and conditions of this Agreement with respect to such shares of the Subsidiary.

             3.5  Restrictions Regarding Employees.  From and after  the
   Exercise Date, Spyglass shall not hire any employees of the Subsidiary, reassign their employment responsibilities such that they are performing services for Spyglass (rather than the Subsidiary) or terminate their employment except for valid reasons.

        4.   Management Services.

             4.1  Spyglass shall  provide to  the Subsidiary,  upon  the request of the Subsidiary, the following administrative and support services: accounting (including processing of accounts receivable and accounts payable), payroll processing, employee benefits administration, and such other administrative and support services as Spyglass and the Subsidiaries shall mutually agree upon. In addition, Spyglass shall provide executive management services and advice to the Subsidiary to assist it in performing its obligations under the Sourcing Agreement.

             4.2 As consideration for the provision of services by Spyglass to the Subsidiary under Section 4.1, the Subsidiary shall pay ***, of the Subsidiary for each fiscal year of the Subsidiary (beginning with the fiscal year ending September 30, 1999), as determined in accordance with generally accepted accounting principles and Spyglass' accounting principles and practices as reflected in its audited financial statements filed with the Securities and Exchange Commission. Such fees shall be payable by the Subsidiary to Spyglass on a quarterly basis (with any necessary adjustments made based upon actual financial results for the fiscal year), or in accordance with such other schedule as may be agreed upon by Spyglass and the Subsidiary. Spyglass shall be liable for and shall pay all federal, state, local and foreign taxes incurred by the Subsidiary as a result of its existence and operations.

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             4.3  Spyglass shall  use good  faith efforts  in  providing services to the Subsidiary under this Section 4, and shall use the same degree of care in providing such services as it utilizes in
   providing such services for  its own operations.   In no event  shall
   Spyglass be liable for any error or omission in providing such services, or defect in the services provided, except for any error, omission, or defect attributable to the gross negligence or wilful
   misconduct  of  Spyglass.     Spyglass   makes  no   representations,
   warranties or  guaranties,  express  or  implied  (including  without
   limitation  any  warranty  of   merchantability  or  fitness  for   a
   particular purpose) with respect to the services provided to the Subsidiary under this Section 4, and shall not be liable for any lost profits or special, incidental or consequential damages caused by any delay in providing or any failure to provide such services.

             4.4 The provisions of Sections 4.1 and 4.2 shall terminate upon the expiration or termination of the Sourcing Agreement.

        5.   Representations of  Spyglass.   Spyglass hereby  represents
   and warrants to GI as follows:

             5.1 Organization and Standing. Spyglass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             5.2  Authorization  of  Transaction.    Spyglass  has   all
   requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Spyglass and the consummation of the transactions contemplated hereby by Spyglass have been duly and validly authorized by all necessary corporate action on the part of Spyglass. This Agreement has been duly and validly executed and delivered by Spyglass and constitutes a valid and binding obligation of Spyglass, enforceable against it in accordance with its terms.

             5.3 Noncontravention. Neither the execution and delivery of this Agreement by Spyglass, nor the consummation by Spyglass of the transactions contemplated hereby, (a) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of Spyglass, (b) requires on the part of Spyglass any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) conflicts with, results in breach of, constitutes a default under, or requires any notice, consent or waiver under, any contract, agreement or other instrument to which Spyglass is a party or by which it is bound (other than any consent or waiver which has already been obtained), or (d) violates any order, writ, injunction, decree, statute, rule or regulation applicable to Spyglass.

        6.   Representations of the Subsidiary.   The Subsidiary  hereby
   represents and warrants to GI as follows:


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             6.1  Organization  and  Standing.    The  Subsidiary  is  a
   corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             6.2 Capitalization. The authorized capital stock of the Subsidiary consists of 1,000 shares of Common Stock, $.01 par value per share, none of which are issued or outstanding. All of the shares of Common Stock of the Subsidiary to be issued pursuant to this Agreement will be, when so issued, duly authorized and validly issued and fully paid and nonassessable.

             6.3 Authorization of Transaction. The Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Subsidiary and the consummation of the transactions contemplated hereby by the Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Subsidiary. This Agreement has been duly and validly executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against it in accordance with its terms.

             6.4 Noncontravention. Neither the execution and delivery of this Agreement by the Subsidiary, nor the consummation by the Subsidiary of the transactions contemplated hereby, (a) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of the Subsidiary, (b) requires on the part of the Subsidiary any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) conflicts with, results in breach of, constitutes a default under, or requires any notice, consent or waiver under, any contract, agreement or other instrument to which the Subsidiary is a party or by which it is bound (other than any consent or waiver which has already been obtained), or (d) violates any order, writ, injunction, decree, statute, rule or regulation applicable to the Subsidiary.

        7.   Representations of GI.   GI hereby represents and  warrants
   to Spyglass and the Subsidiary as follows:

             7.1  Organization and Standing.   GI is a corporation  duly
   organized, validly existing and in good standing under the laws of the State of Delaware.

             7.2 Authorization of Transaction. GI has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by GI and the consummation of the transactions contemplated hereby by GI have been duly and validly authorized by all necessary corporate action on the part of GI. This Agreement has been duly and validly executed and delivered by GI and constitutes a

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
   valid and binding obligation of GI, enforceable against it in accordance with its terms.

             7.3 Noncontravention. Neither the execution and delivery of this Agreement by GI, nor the consummation by GI of the transactions contemplated hereby, (a) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of GI, (b) requires on the part of GI any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) conflicts with, results in breach of, constitutes a default under, or requires any notice, consent or waiver under, any contract, agreement or other instrument to which GI is a party or by which it is bound (other than any consent or waiver which has already been obtained), or (d) violates any order, writ, injunction, decree, statute, rule or regulation applicable to GI.

        8.   Miscellaneous.

             8.1 Successors and Assigns. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties, except (i) to the limited extent permitted by Section 3.4 or (ii) as part of the sale or transfer of all or substantially all of the business, stock or assets of Spyglass or GI. This Agreement, and the rights and obligations of the Parties hereunder, shall be binding upon their successors and permitted assigns.

             8.2 Confidentiality. GI agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which GI may obtain from Spyglass or the Subsidiary pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that GI may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in Spyglass or the Subsidiary, or (ii) to any Affiliate of GI; subject to the agreement of such party to keep such information confidential as set forth herein. Spyglass and the Subsidiary each agree that they will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which they may obtain from GI pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that Spyglass and the Subsidiary may disclose such information (i) to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement, or (ii) to any Affiliate of Spyglass or the Subsidiary; subject to the agreement of such party to keep such information confidential as set forth herein.

             8.3 Survival of Representations, Warranties and Covenants. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and continue for a period of two years thereafter. All covenants shall survive indefinitely, except as limited in accordance with their terms.

             8.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and in the English language, and shall be delivered by any lawful means, to the following address:

        If to Spyglass or the Subsidiary, at Spyglass, Inc., One Cambridge Center, Cambridge, Massachusetts 02142, Attn: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by Spyglass to GI; or

        If to GI, at 101 Tournament Drive, Horsham, Pennsylvania  19044,
   Attn: Executive Vice President, Business Development, with a copy to the Senior Vice President and General Counsel, or at such other address or addresses as may have been furnished in writing by GI to Spyglass.

        Any such notices, requests, consents and other communications shall be deemed delivered upon receipt by the addressee.

             8.5 Entire Agreement. This Agreement embodies the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

             8.6 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Spyglass, the Subsidiary and GI. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

             8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

             8.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             8.9 Costs and Expenses. Except as specifically provided otherwise in this Agreement, all costs and expenses (including without limitation fees and expenses of attorneys, brokers, agents or finders) incurred by any Party in connection with this Agreement and

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
   the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

             8.10 Titles. The section headings of this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

             8.11 Cooperation. Each Party shall, at the request and expense of the other Party, at any time and from time to time following the execution of this Agreement, execute and deliver to the other Party such further instruments and take such further administrative and ministerial actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

             8.12 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement or shall be construed to confer upon any person or entity, other than the Parties and their respective successors and permitted assigns, any rights or remedies under or in connection with this Agreement.

             8.13 Governing Law.   This Agreement shall  be governed  by
   and construed in accordance with the laws of the State of Delaware.



             [Remainder of Page Intentionally Left Blank]

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                                    SPYGLASS, INC.


                                    By:  /s/ Micahel F. Tyrrell

                                          (print name and title)
                                    Michael F. Tyrrell, E.V.P.
                                    Bus.Dev.



                                    SPYGLASS DSIC, INC.


                                    By:  /s/ Michael F. Tyrrell

                                    Michael F. Tyrrell, E.V.P.
                                          (print name and title)


                                    GENERAL INSTRUMENT CORPORATION


                                    By:   /s/ Richard C. Smith


                                    Richard C. Smith
                                          (print name and title)

                                                               Exhibit C


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